U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2006

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Carrettera de Rubì 22-26, 08190 Sant Cugat del Vallès, Barcelona, Spain

(Address of principal executive offices)

34-93-590-7070

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 15, 2006, Private Media Group, Inc. (the “Company”) appointed Peter T. Cohen as its Chief Operating Officer. Mr. Cohen replaces Javier Sánchez, who was appointed Executive Vice President, Production and Operations of Milcap Media Group, a wholly owned subsidiary of the Company effective November 15, 2006.

From 2003 to 2006 Mr. Cohen was a Managing Partner of MPP Ventures LLC, a consultancy firm providing services to major entertainment companies with respect to strategies for digital content production and distribution on multi-media platforms. From 2001 to 2002 he served as Senior Executive Vice President of Media and Entertainment for BillboardLive. From 1997 to 2001 he held the position as Senior Vice President of Programming for The Box Music Network, a state of the art interactive music video channel distributed throughout the US and select international territories. Prior to this, Mr. Cohen held several senior executive positions at various other media/entertainment companies including HBO, CNN International, MuchMusic and ACTV Inc. Mr. Cohen has a Bachelor’s degree in Human Ecology from The College of the Atlantic, Bar Harbor, Maine, USA.

In connection with Mr. Cohen’s appointment, the Company has agreed to pay him a salary of $200,000 per annum plus certain relocation costs. Mr. Cohen is also eligible to receive an annual performance bonus, based upon the achievement of specified goals in each fiscal year, commencing in 2007. Mr. Cohen’s employment is terminable upon not more than 30 days notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: November 21, 2006	/s/ Johan Gillborg
Johan Gillborg, Chief Financial Officer

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